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                                                                  EXHIBIT 15.1



            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



November 25, 1996
The Board of Directors and Stockholders
The Price REIT, Inc.


We are aware of the incorporation by reference in the Registration Statement (Form S-3) of The Price REIT, Inc. for the registration of an aggregate maximum total of $175,000,000 of its debt securities, preferred stock, common stock, and warrants for the purchase of its preferred stock or common stock of our reports dated April 19, 1996, July 26, 1996 and October 23, 1996 relating to the unaudited condensed consolidated interim financial statements of The Price REIT, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



/s/ Ernst & Young LLP
San Diego, California